QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 25, 2005 relating to the financial statements of Merrill Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
Minneapolis, MN
February 13, 2006

QuickLinks

  EXHIBIT 23.1